Exhibit 10.1

February __, 2009

VIA FACSIMILE

GSI Group Corporation

125 Middlesex Turnpike

Bedford, Massachusetts 01730

Attention: Chief Executive Officer

Facsimile: 781-266-5115

Re:	Forbearance

Gentlemen:

Reference is made to the Indenture, dated as of August 20, 2008 (the “Indenture”), by and among GSI Group Corporation, a Delaware corporation (the “Company”), GSI Group, Inc., Eagle Acquisition Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), pursuant to which the Company issued its 11% Senior Notes due 2013 (the “Notes”). All capitalized terms used in this letter and not otherwise defined herein shall have their respective meanings set forth in the Indenture.

The Company has received notices of its failure to file its Quarterly Report on Form 10-Q for the quarterly period ended September 26, 2008 within the time period specified by the rules and regulations of the SEC as required by Section 4.02 of the Indenture (the “Filing Failure”) from certain holders of the Notes. The notices purport that an Event of Default under the Indenture shall have occurred pursuant to Section 6.01(4) as of February 2, 2009 (the “Filing Failure Default”).

The undersigned, ___________________________ (the “Investors”), as holders of $______________ in aggregate principal amount of the Notes, hereby agree, subject to the agreement by the Company to the Forbearance Conditions (as defined below), to forbear (the “Forbearance”) from taking any action or exercising any of their remedies under the Indenture with respect to the Filing Failure Default until the earlier of (a) the date on which any Default or Event of Default (other than the Filing Failure Default) shall occur or exist, including, without limitation, any Default or Event of Default arising from the failure to comply with the terms and provisions contained in this letter and (b) February 27, 2009 (such period being hereinafter called, the “Forbearance Period”).

The effectiveness of the Forbearance is subject to the continued satisfaction of the following terms and conditions (the “Forbearance Conditions”):

(1) To the extent one or more holders of the Notes holding at least 51% of the principal amount of the Notes outstanding on the date hereof elect to retain the services of one financial advisor to advise and assist any holder of the Notes requesting such advice and assistance in connection with its investigation of the Company’s and its subsidiaries’ financial and accounting issues and condition and other issues with respect to the Company and/or any of its subsidiaries (the “Noteholder Advisor”), the Company shall agree to promptly pay all of the reasonable fees and expenses of the Noteholder Advisor, which may require the Company to enter into a standard fee letter and indemnification agreement with the Noteholder Advisor. Each holder of the Notes shall be entitled to determine whether or not it elects to receive the advice or assistance of the Noteholder Advisor. In addition, the Company shall retain the services of a second financial advisor (the “Company Advisor”) no later than February 20, 2009, at its sole expense, to assist management and the Board of Directors in analyzing the Company’s business and available strategic alternatives.

(2) Upon request, the Company shall (a) furnish to the Noteholder Advisor, the Company Advisor and any requesting holder of the Notes all materials necessary to assist the Noteholder Advisor, the Company Advisor and any such holder to conduct diligence on the financial, accounting and other circumstances of the Company and (b) afford the Noteholder Advisor, the Company Advisor and any requesting holder of the Notes an opportunity to meet with, and ask questions of, the management of the Company in relation to the foregoing. The information provided by the Company to the Investors, either directly or indirectly through the Noteholder Advisor, will be subject to appropriate non-disclosure agreements.

(3) The Company shall pay all of the documented fees and expenses of the undersigned incurred during the Forbearance Period in connection with the preparation and execution of this letter, the Filing Failure, related analysis and the aforementioned diligence review. All amounts due and owing as of the date of this letter shall be paid within three days of receipt of documentation pertaining thereto.

(4) Subject to receipt of requisite approvals from parties other than the Company and the provisions of the Trust Indenture Act of 1939, as amended, and in accordance with the Indenture, the Company hereby agrees, within fifteen (15) business days from the date hereof, to amend Section 6.01(4) of the Indenture in a manner that would allow beneficial owners representing at least 25% of the aggregate principal amount of the Notes then outstanding to provide, after the date of such amendment, the notice of failure referenced in Section 6.01(4) in addition to the Trustee or the Holder of the Notes; provided, however, that any such notice from a beneficial holder of the Notes pursuant to Section 6.01(4) will be deemed to be proper notice under the Indenture only if, and as of the date, the Company has received such information and certifications (including from the Holder of the Note and any Agent Member (as such terms are defined in the Indenture)) reasonably necessary to determine that the persons providing such notice are beneficial owners of the Notes.

(5) The Company shall have obtained from the holders of Notes representing at least 75% of the outstanding aggregate principal amount of the Notes a forbearance letter in substance substantially identical to this letter. Investors hereby agree to communicate promptly with the Depository Trust Company or its registered assigns (together, “DTC”) to instruct DTC to execute the amendment required in (4) above.

The Investors have not waived, are not by this letter waiving, and have no present intention of waiving, the Filing Failure Default or any other Events of Default which may be continuing on the date hereof or any Events of Default which may occur after the date hereof (whether the same or similar to the Filing Failure Default), and nothing contained herein shall be deemed or constitute any such waiver. Except as provided in this letter agreement, the Investors reserve the right, in their discretion, to exercise any or all rights or remedies under the Indenture, the Notes, applicable law and otherwise as a result of the Filing Failure Default or any other Events of Default that may be continuing on the date hereof or any Events of Default that may occur after the date hereof, and the Investors have not waived any of such rights or remedies and nothing in this letter, and no delay on the Investors’ part in exercising such rights or remedies, should be construed as a waiver of any such rights or remedies. Upon the termination of the Forbearance Period, the agreement of the Investors to forbear shall automatically and without further action terminate and be of no force and effect, it being understood and agreed that the effect of such termination will be to permit the Investors and the Trustee (acting upon the instructions of the Investors and/or other holders of the Notes and on behalf of the Investors and/or other holders of the Notes) to seek to exercise any and all of their rights and remedies at any time and from time to time thereafter, including, without limitation, the right to accelerate all or any portion of the obligations under the Notes and exercise any other rights and remedies set forth in the Indenture, applicable law or otherwise, in each case, without any notice, passage of time or forbearance of any kind.

This letter may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of this letter by facsimile or other electronic transmission shall be equally effective as delivery of a manually executed counterpart.

Very truly yours,

_________________________________________

as a Holder

By:

Its:

ACKNOWLEDGED AND AGREED TO BY:

GSI GROUP CORPORATION

By: ________________________________

Name:

Title:

cc:	Wilson Sonsini Goodrich & Rosati, Professional Corporation

1700 K Street, NW

Fifth Floor

Washington, DC 20006

Attention: Robert D. Sanchez, Esq.

Facsimile: 202-973-8899

The Bank of New York Mellon Trust Company, N.A.

222 Berkeley Street, 2nd Floor

Boston, Massachusetts 02116

Attention: Vaneta Bernard

Facsimile: 617-351-2401